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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           HEALTH FITNESS CORPORATION
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                           HEALTH FITNESS CORPORATION

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

         The Annual Meeting of Shareholders of Health Fitness Corporation will be held on Tuesday, June 7, 2005, at 3:30 p.m. CDT, at the Company's corporate offices, 3600 American Boulevard, West, Bloomington, Minnesota, for the following purposes:

         1. To elect nine individuals to serve on the Board of Directors for a term of one year or until their successors are duly elected and qualified.

         2.       To approve the 2005 Stock Option Plan.

         3. To ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the current fiscal year.

         4. To consider and act upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

         Only shareholders of record at the close of business on May 2, 2005 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement thereof.

         Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided. The prompt return of proxies will save the Company the expense of further requests for proxies.


                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     Jerry V. Noyce
                                     President and Chief Executive Officer

Bloomington, Minnesota
May 2, 2005

                           HEALTH FITNESS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 7, 2005

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

                                  INTRODUCTION

         Your Proxy is solicited by the Board of Directors of Health Fitness Corporation ("the Company") for the Annual Meeting of Shareholders to be held on Tuesday, June 7, 2005, at the location and for the purposes set forth in the notice of meeting, and at any adjournment thereof.

         The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company or by attending and voting at the meeting. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

         The mailing address of the principal executive office of the Company is 3600 American Boulevard West, Suite 560, Bloomington, Minnesota 55431. The Company expects that this Proxy Statement, the related proxy and notice of meeting will first be mailed to shareholders on or about May 9, 2005.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed May 2, 2005 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on May 2, 2005, 12,652,370 shares of the Company's Common Stock were issued and outstanding, and 1,078,740 shares of Series A Convertible Preferred Stock (the "Series A Stock") were issued and outstanding. On May 2, 2005, the Series A Stock was convertible into 2,157,480 shares of Common Stock. The Common Stock and the Series A stock are the only outstanding classes of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Each share of Series A Stock is entitled, on an as-converted basis, to one vote on each matter to be voted upon at the meeting. No holders of capital stock of the Company are entitled to cumulative voting rights. Combined, and on an aggregate basis, the Company's Common Stock and Series A Stock entitle the Company's shareholders to 14,809,850 votes on all matters to be voted on at the meeting.

               PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

         The following table sets forth the number of shares of Common Stock beneficially owned as of May 2, 2005 by persons known to the Company to be beneficial owners of more than 5% of the Company's Common Stock, by each executive officer of the Company named in the Summary Compensation table, by each current director and nominee for director of the Company and by all current directors and executive officers as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated. Officers and directors can be reached at the Company's principal executive office.


       NAME (AND ADDRESS OF 5% HOLDER)                  NUMBER OF SHARES
              OF BENEFICIAL OWNER                      BENEFICIALLY OWNED                 PERCENT OF CLASS (1)
       -------------------------------                 ------------------                 ----------------
Bayview Capital Partners LP                              3,387,800 (2)                            21.1%
301 Carlson Parkway, Suite 325
Minnetonka, MN  55305

Cary Musech                                              3,417,800 (3)                            21.3%
c/o Bayview Capital Partners LP
301 Carlson Parkway, Suite 325
Minnetonka, MN  55305

Perkins Capital Management, Inc.                         2,718,834 (4)                            21.5%
730 East Lake Street
Wayzata, MN  55391

Destin Capital Partners, LLC                               650,002 (5)                            5.1%
P. O. Box 27
Eldorado, IL  62930

Jerry V. Noyce                                             409,672 (6)                            3.1%

Jeanne C. Crawford                                         154,170 (7)                            1.2%

Mark W. Sheffert                                           146,000 (8)                            1.1%

Wesley W. Winnekins                                        117,000 (9)                              *

James A. Bernards                                          111,000 (10)                             *

K. James Ehlen, M.D.                                        71,000 (11)                             *

John C. Penn                                                71,000 (11)                             *

Linda Hall Whitman                                          71,000 (11)                             *

Rodney A. Young                                             71,000 (11)                             *

Robert J. Marzec                                            35,000 (12)                             *

Michael Seethaler                                           10,000 (9)                              *

Brian Gagne                                                 10,000 (9)                              *

All current directors and current executive              4,869,249 (13)                           28.3%
officers as a group (17 persons)

*        Less than 1%

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of May 2, 2005 or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2) Includes of 20,000 shares held by Bayview Capital Partners LP ("Bayview Partners"), 1,210,320 shares that may be purchased upon exercise of warrants by Bayview Partners that are exercisable as of May 2, 2005 or within 60 days of such date and 2,157,480 shares that Bayview Partners would be entitled to receive upon conversion of 1,078,740 shares of Series A Convertible Preferred Stock (which is 100% of the outstanding shares of Series A Convertible Preferred Stock).


(3) Includes 3,387,800 shares beneficially owned by Bayview Partners and 30,000 shares which may be purchased upon exercise of options that are exercisable by Mr. Musech as of May 2, 2005 or within 60 days of such date. Mr. Musech is the Chief Executive Officer of Bayview Capital Management LLC ("Bayview Management"), which is the general partner of Bayview Partners. Mr. Musech serves as one of five members of the Board of Governors of Bayview Management, and the Board of Governors makes all investment decisions on behalf of Bayview Partners, including any decisions regarding acquisition or disposition of securities of the Company. Mr. Musech disclaims any beneficial ownership of the shares beneficially owned by Bayview Partners.


(4) In its most recent Schedule 13G/A filing with the Securities and Exchange Commission on February 10, 2005, Perkins Capital Management, Inc. represents that it has sole voting power over 1,115,500 of the shares, no voting power over the remaining 1,603,334 shares and sole dispositive power over all such shares.

(5) Destin Capital Partners, LLC ("Destin") which is controlled by Burt H. Rowe, Jr., Manager of Destin, and Mr. Rowe beneficially own the shares with sole voting and dispositive power. The Company has relied on information contained in a Schedule 13G filed with the Securities and Exchange Commission by Destin and Mr. Rowe on January 22, 2004 and other information available to the Company.

(6) Includes 372,500 shares which may be purchased upon exercise of options that are exercisable by Mr. Noyce as of May 2, 2005 or within 60 days of such date.

(7) Includes 62,500 shares which may be purchased upon exercise of options by Ms. Crawford which are exercisable as of May 2, 2005 or within 60 days of such date. Also includes 39,000 shares held by Ms. Crawford's spouse.

(8) Includes 51,000 shares which may be purchased upon exercise of options by Mr. Sheffert which are exercisable as of May 2, 2005 or within 60 days of such date. Also includes a currently exercisable warrant to purchase 75,000 shares held by Manchester Business Services, Inc. ("Manchester"). As President, Chief Executive Officer and controlling shareholder of Manchester, Mr. Sheffert may be deemed to share dispositive power over the shares underlying such warrant.

(9) Represents shares which may be purchased upon exercise of options that are exercisable as of May 2, 2005 or within 60 days of such date.

(10) Includes 10,000 shares held by an employee benefit plan over which Mr. Bernards has voting and investment power, and 65,000 shares which may be purchased upon exercise of options that are exercisable by Mr. Bernards as of May 2, 2005 or within 60 days of such date.

(11) Includes 51,000 shares which may be purchased upon exercise of options by each of Mr. Ehlen, Mr. Penn, Ms. Whitman and Mr. Young that are exercisable as of May 2, 2005 or within 60 days of such date.

(12) Includes 15,000 shares which may be purchased upon exercise of options by Mr. Marzec that are exercisable as of May 2, 2005 or within 60 days of such date.

(13) Includes 2,374,195 shares which may be purchased upon exercise of options and warrants that are exercisable as of May 2, 2005 or within 60 days of such date and 2,157,480 shares to be received upon conversion of preferred shares.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL #1)

GENERAL INFORMATION

         The Board of Directors has fixed the number of directors for the ensuing year at nine (9) and the independent directors of the Board recommend that the nine (9) current members be nominated and elected at the Annual Meeting. Under applicable Minnesota law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares represented in person or by proxy at the annual meeting with authority to vote on the election of directors.

         In the absence of other instructions, each proxy will be voted for each of the nominees listed below. If elected, each nominee will serve until the next annual meeting of shareholders and until his or her successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee.

         The names and ages of all of the director nominees and the positions held by each with the Company are as follows:


                             NAME                           AGE                           POSITION
                             ----                           ---                           --------
         James A. Bernards                                  58                            Director
         K. James Ehlen, M.D.                               60                            Director
         Robert J. Marzec                                   60                            Director
         Cary Musech                                        47                            Director
         Jerry V. Noyce                                     60                  President, CEO and Director
         John C. Penn                                       65                            Chairman
         Mark W. Sheffert                                   57                            Director
         Linda Hall Whitman                                 56                            Director
         Rodney A. Young                                    50                            Director


         JAMES A. BERNARDS, a director of the Company since March 1999, serving as Chairman of the Board from 1999 through 2003. In addition, Mr. Bernards served as a director of the Company from 1993 to 1998. Mr. Bernards has served as President of Brightstone Capital, LLC, a venture capital firm, since 1985 and President of Facilitation Incorporated, a consulting firm since founding it in July 1993. Prior to that time he was President of Stirtz Bernards & Co., a CPA firm he founded and with which he had been a partner for more than 12 years. Mr. Bernards is also a director of three public companies, FSI International, Inc., August Technology Corporation and Entegris, Inc., and several private companies.

         K. JAMES EHLEN, M.D., a director of the Company since April 2001, currently serves as Chief Executive Officer of the Halleland Health Consulting Group, a Minneapolis-based health consulting firm. From February 2001 to February 2003, Dr. Ehlen served as Chief, Clinical Leadership for Humana Inc., a national managed care organization. He was Executive Leader of Health Care Practice for Halleland Health Consulting Group from May 2000 to February 2001 and was a self-employed health care consultant from June 1999 to May 2000. From October 1988 to June 1999, Dr. Ehlen served as Chief Executive Officer of Allina Health System, an integrated health care organization. Dr. Ehlen currently provides medical advisory consulting services to the Company as a representative of Halleland Health Consulting. See "Certain Transactions" contained within this Proxy Statement. Dr. Ehlen is also a director of Transoma Medical, Inc., IZEX Technologies, Inc., Cardtronic Technology, Inc., privately-held companies, and GelStat Corporation, a publicly-held company.

         ROBERT J. MARZEC, a director of the Company since May 2004, retired from PricewaterhouseCoopers in 2002, where he was an audit partner and a public accountant for 35 years. Mr. Marzec is also a director of Medtox Scientific, Inc., and Apogee Enterprises, Inc., both of which are publicly-held companies.

         CARY MUSECH, a director of the Company since December 2003, serves as Chief Executive Officer of Bayview Capital Management LLC ("Bayview Management"), the general partner of Bayview Capital Partners LP ("Bayview Partners"), a private equity investment firm. Mr. Musech co-founded Bayview Management and Bayview Partners in June 1998. Since November 2004, he has also served as Chief Executive Officer of Tonka Bay Equity Partners LLC, the investment advisor for Bayview Partners. From October 1993 to November 1997, Mr. Musech was the Chief Financial Officer of Wright Products Corporation, a privately-held manufacturer and distributor of storm and screen door hardware. From February 1984 to September 1993, Mr. Musech was a corporate finance specialist for US Bank (formerly First Bank System) and Wells Fargo Bank, N.A. (formerly Norwest Corporation) where he developed expertise in financing complex, highly leveraged transactions including buyouts, acquisitions, recapitalizations and growth financings. From January 1981 to January 1984, Mr. Musech was an auditor with Ernst & Young.

         JERRY V. NOYCE has been President and Chief Executive Officer of the Company since November 2000 and a director since February 2001. From October 1973 to March 1997, he was Chief Executive Officer and Executive Vice President of Northwest Racquet, Swim & Health Clubs. From March 1997 to November 1999, Mr. Noyce served as Regional Chief Executive Officer of CSI/Wellbridge Company, the successor to Northwest Racquet, where he was responsible for all operations at the Norwest Clubs and the Flagship Athletic Club.

         JOHN C. PENN, a director of the Company since April 2001 and Chairman of the Board since January 2004, currently serves as President, CEO and Chairman of Intek Plastics, Inc., a custom extruder of plastic products for the window and door industries. From 1999 to 2003, he served as Vice Chairman and Chief Executive Officer of Satellite Companies, a family-owned group of three companies engaged in the manufacture and international sales of portable restroom equipment, distribution and rental of relocateable buildings, and sales and maintenance of private aircraft. He served for 21 years as an outside board member of those companies before joining them as an employee in 1999. For 25 years prior to joining Satellite Companies, Mr. Penn served as chief executive officer of several companies in the manufacturing and medical industries, including Center for Diagnostic Imaging, Benson Optical and Arctic Enterprises. Mr. Penn is also a director of Angeion Corporation, a publicly-held company.

         MARK W. SHEFFERT, a director of the Company since January 2001, has served as Chairman and Chief Executive Officer of Manchester Companies, Inc., an investment banking and business advisory firm, since December 1989. Prior to that, he was President of First Bank System, Inc. (now U.S. Bank) a $28 billion bank holding company headquartered in Minneapolis, Minnesota. He also served as Chairman and CEO for First Trust, a $20 billion trust company based in St. Paul, Minnesota. For 10 years prior to First Bank, Mr. Sheffert served as President and Chief Operating Officer of North Central Insurance Company. Mr. Sheffert has served on the Board of Directors for over thirty companies, including NYSE, NASDAQ and private companies, and he currently serves on the Board of BNCCORP, Inc., a publicly-held company.

         LINDA HALL WHITMAN, a director of the Company since April 2001, has been Chief Executive Officer of MinuteClinic, a healthcare services company, since May 2002. Prior to that, she was President of Ceridian Performance Partners (an employee benefits provider), Ceridian Corporation from 1996 through 2000 and Vice President, Business Integration at Ceridian from 1995 to 1996. From 1980 to

1995 she served in various management and executive positions with Honeywell, Inc., including Vice President, Consumer Business Group from 1993 to 1995. Ms. Whitman is also a director of two additional public companies, MTS Systems Corporation and August Technology Corporation, as well as several private companies. Since 1999, she has served on the Ninth District Federal Reserve Bank Board, and is currently serving as its Chair.

         RODNEY A. YOUNG, a director of the Company since April 2001, has served as President, Chief Executive Officer and director of Angeion Corporation, a medical company, since November 2004, joining Angeion as its Executive Vice President in July 2004. Mr. Young was Chief Executive Officer and President of LecTec Corporation, a developer, manufacturer and marketer of healthcare consumer and over-the-counter pharmaceutical products, from August 1996 to July 2003, also serving as its Chairman of the Board of LecTec from November 1996 to July 2003. Prior to that, Mr. Young served Baxter International, Inc. for five years in various management roles, most recently as Vice President and General Manager of the Specialized Distribution Division. Mr. Young also serves as a director of Possis Medical, Inc., a publicly-held company, and Delta Dental Plan of Minnesota.

         Pursuant to the terms of a stock purchase agreement, Bayview Capital Partners LP ("Bayview Partners") has the right to designate an individual for one directorship on the Company's Board of Directors. Mr. Musech was designated as the Bayview Partners nominee and was elected as a director of the Company effective as of December 8, 2003. There are no other arrangements or understandings between any of the directors or any other person (other than arrangements or understandings with directors acting as such) pursuant to which any person was selected as a director or nominee of the Company. There are no family relationships among the Company's directors.


                              CORPORATE GOVERNANCE

INDEPENDENCE

         The Board of Directors has determined that Messrs. James A. Bernards, John C. Penn, Robert J. Marzec, Mark W. Sheffert and Rodney A. Young and Ms. Linda Hall Whitman, constituting a majority of the Board of Directors, are "independent" directors since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. Jerry Noyce is precluded from being considered independent since he currently serves as an executive officer of the Company. K. James Ehlen is precluded from being considered independent because of his services as a consultant to the Company. Cary Musech is precluded from being considered independent since he has a relationship as a principal of a significant investor to the Company.

CODE OF CONDUCT

         The Board has approved an Ethics and Code of Conduct policy that applies to all employees, directors and officers, including the principal executive officer, principal financial officer, principal accounting officer and controller. The Ethics and Code of Conduct policy addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Ethics and Code of Conduct policy is available on the Company's website at www.hfit.com. Health Fitness Corporation intends to include on its website any amendment to, or waiver from, a provision of its code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K under the Securities Act of 1933.

SHAREHOLDER COMMUNICATION WITH BOARD

         Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Company's Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

                  Health Fitness Corporation Board of Directors
                              Attention: Secretary
                     3600 American Boulevard West, Suite 560
                          Bloomington, Minnesota 55431

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

         Directors' attendance at Annual Meetings can provide shareholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a policy regarding director attendance, but all directors are encouraged to attend the Annual Meeting of Shareholders. The 2004 Annual Meeting of Shareholders was attended by nine directors.

BOARD AND COMMITTEE MEETINGS

         During Fiscal 2004, the Board held 10 formal meetings. The directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent of a majority of all directors, in accordance with the Company's charter and bylaws and Minnesota law.

         The Company's Board of Directors has four standing committees, the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating Committee. Members of such committees meet formally and informally from time to time throughout fiscal 2004 on committee matters.

         Each director attended 75% or more of the total number of meetings of the Board and of Committees of which he or she was a member.

Audit Committee

         The Audit Committee is comprised of directors Robert J. Marzec (Chair), Mark W. Sheffert and John C. Penn. Messrs. Marzec, Sheffert and Penn are, in the judgment of the Board of Directors, "independent" directors. The Board also believes that each member of the Audit Committee satisfies the independence requirement of Nasdaq Rule 4200(a)(15) and the criteria of Section 10A(m)(3) of the Securities Exchange Act of 1934. The Audit Committee is responsible for the oversight relating to the Company's financial reporting process, its systems of internal accounting and financial controls, the internal audit process and the annual independent audit process of the Company's annual financial statements. The Committee is also responsible for appointment, compensation, retention and oversight of the work of any publicly registered accounting firm, including the Company's independent public accountants. The Charter for the Audit Committee is attached as Exhibit A to the Proxy Statement for the 2004 Annual Meeting of Shareholders. The Audit Committee met seven times during fiscal 2004.

Audit Committee Financial Expert

         The Board has determined that Robert J. Marzec is the "audit committee financial expert" as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933. The designation of Mr. Marzec as the audit committee financial expert does not impose on Mr. Marzec any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Marzec as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

Compensation Committee

         The Compensation Committee consists of Linda Hall Whitman (Chair), James A. Bernards and Rodney A. Young. Each member of the Compensation Committee is, in the judgment of the Board an "independent" director. The Compensation Committee is charged with oversight responsibility for management's performance and the adequacy and effectiveness of compensation and benefit plans. In addition, the Compensation Committee makes recommendations to the Board of Directors regarding remuneration arrangements for senior management, and adoption of employee compensation and benefit plans. The Compensation Committee met five times during fiscal 2004.

Finance Committee

         The Finance Committee, which consists of Mark W. Sheffert (Chair), James A. Bernards, and Cary Musech, was formed in January, 2002, and is charged with exploring strategic opportunities and the methods that might be available for financing such opportunities. The Finance Committee met once during fiscal 2004.

Nominating Committee

         The Company's Nominating Committee consists of the Chairman of the Board (John C. Penn), the Chairman of the Audit Committee (Robert J. Marzec), the Chairman of the Compensation Committee (Linda Hall Whitman), and the Chairman of the Finance Committee (Mark W. Sheffert), all of whom are "independent" directors in the judgment of the Board. The Board also believes that each member of the Nominating Committee satisfies the independence criteria of Nasdaq Rule 4200(a)(15). The nominees for election to the Board at the annual meeting of shareholders to be held on June 7, 2005 were recommended by the Nominating Committee. The Nominating Committee met once during fiscal 2004.

         The Nominating Committee has not adopted a charter. The Company has not yet adopted a nominating policy regarding director nominee proposals by shareholders and does not believe such a policy is needed because shareholders are free at any time to recommend a nominee to be considered by the Board by submitting a written proposal to the Chairman of the Board of Directors, at Health Fitness Corporation, 3600 American Boulevard West, Suite 560, Bloomington, Minnesota 55431. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of said nominee.

         The independent directors will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, be familiar with our business and industry, have high moral character and mature judgment, and be able to work collegially with others. In addition, factors such as the following shall be considered:

               o    appropriate size and diversity of the Board;

               o needs of the Board with respect to particular talent and experience;

               o    knowledge, skills and experience of nominee;

               o familiarity with domestic and international business affairs;

               o    legal and regulatory requirements;

               o appreciation of the relationship of our business to the changing needs of society; and

               o desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

DIRECTORS FEES

         Under a compensation plan for outside directors, directors who are not employees of the Company receive the following compensation:

         1. The chairperson and each director receive a monthly cash retainer of $416.67 payable quarterly at a rate of $1,125.

         2. The chairperson and each director receive a cash payment of $1,300 and $1,000, respectively, for attending each regular and special board meeting. Telephonic board meetings, or a director's telephonic attendance at a board meeting, are compensated at 75% of the full payment.

         3. Committee chairpersons and committee members receive a cash payment of $650 and $500, respectively, for attending each regular and special committee meeting up to the following annual limit: Compensation Committee - eight meetings; Audit Committee - eight meetings; Finance Committee - eight meetings. Telephonic committee meetings, or a director's telephonic attendance at a committee meeting, will be compensated at 75% of the full payment.

         4. Upon the initial election to the Board of Directors, a director receives a grant of 20,000 shares of Common Stock.

         5. Upon the initial election to the Board of Directors and annually thereafter, a director will receive a six-year fully vested option to purchase 15,000 shares of Common Stock. The option will have an exercise price equal to the fair market value of the Common Stock on the date of grant.

         In May 2004, Directors Bernards, Ehlen, Marzec, Penn, Sheffert, Whitman and Young each received a six-year option to purchase 15,000 shares at an exercise price of $1.55 per share. Additionally, Directors Marzec and Musech each received a stock grant of 20,000 shares upon their initial election to the Board in May 2004. Mr. Musech also received a six-year option to purchase 15,000 shares in May 2004 and December 2004 at an exercise price per share of $1.26 and $1.99, respectively. In consideration for consulting services provided to the Company in 2004, Mr. Young received $10,000. See "Certain Transactions" for information as to consulting fees paid to Dr. Ehlen.


                             AUDIT COMMITTEE REPORT

         In accordance with its written charter adopted by the Board of Directors, as amended, (set forth in Exhibit A to the 2004 proxy statement), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

         (1) reviewed and discussed the audited financial statements with management;

         (2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

         (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission.

                         MEMBERS OF THE AUDIT COMMITTEE:
                            Robert J. Marzec (Chair)
                                Mark W. Sheffert
                                  John C. Penn


                              CERTAIN TRANSACTIONS

         On December 1, 2003, the Company entered into a Professional Services Agreement with K. James Ehlen, M.D., representing Halleland Health Consulting. The scope of services provided by Dr. Ehlen under the agreement primarily included serving as the Company's Medical Advisor, representing the Company as its lead clinical representative with clients, and supporting the Company's enhancement of its corporate health and wellness services strategy. The agreement stated that Dr. Ehlen would receive a monthly retainer of $10,000 and expire after 120 days. On April 1, 2004, the Company renewed the agreement with Dr. Ehlen. The new agreement stated that Dr. Ehlen would receive a monthly retainer of $7,500 and expired on December 31, 2004. Currently, Dr. Ehlen continues to provide substantially the same services to the Company on a month-to-month basis. For fiscal year 2004, the Company paid Dr. Ehlen $100,000 for his services.

         Pursuant to an investment by Bayview Capital Partners LP ("Bayview Partners") on December 8, 2003, a $2,000,000 term note (the "Term Note") was issued to Bayview Partners, along with 1,000,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock") and a ten-year warrant to purchase 1,210,320 shares of Common Stock of the Company at $0.50 per share. The Preferred Stock has a stated dividend rate of 6% per year, computed on a simple interest basis, paid in kind in the form of additional shares of Preferred Stock using a price of $1.00 per share ("PIK Dividends"). Between March 31, 2004 and March 31, 2005, an aggregate of 74,907 shares of Preferred Stock were issued to Bayview Partners in payment of the dividends. At the option of Bayview Partners, the Preferred Stock, including any PIK Dividends, may be converted into the Company's common stock at a price of $0.50 per share. Currently, the 1,078,740 shares of Preferred Stock are convertible into 2,157,480 shares of common stock. In addition, Bayview Partners may require redemption of the Preferred Stock and PIK Dividends upon a change of control or default (including default under the Term Note). On December 29, 2004, the Company repaid the Term Note to Bayview Partners. Cary Musech, a director of the Company, is the Chief Executive Officer of Bayview Capital Management LLC, which is the general partner of Bayview Partners.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee of the Board of Directors is composed of outside directors Linda Hall Whitman, James A. Bernards and

Rodney A. Young. None of such members of the Committee is or ever has been an employee or officer of the Company and none of such persons are affiliated with any entity other than the Company with which an executive officer of the Company is affiliated. Mr. Noyce, the Company's President and CEO, served on the Compensation Committee during the period from January 19 to June 15, 2001; however, during this period the Compensation Committee limited its activities to review and recommendation of a compensation package for the Company's directors and did not undertake to review or make recommendations regarding CEO compensation.

         OVERVIEW AND PHILOSOPHY. In accordance with the Compensation Committee Charter, the Compensation Committee (i) develops procedures and policies for compensating directors; (ii) reviews the Company's procedures, processes and policies used to compensate the Company's CEO and principal executives (Chief Financial Officer, National Vice Presidents of Account Services, Vice President of Human Resources, Vice President of Marketing, Vice President of Programs and Partnerships, Vice President of Consulting and Best Practices and National Vice President of Business Development); (iii) reviews the performance evaluation procedures for the CEO and principal executives; (iv) recommends compensation plans for the CEO to the Board and approves compensation plans for the principal executives. The Compensation Committee has developed executive compensation programs designed to attract and retain qualified executives and to motivate them to maximize shareholder investment by achieving Company goals. There are three basic components to the Company's executive compensation program: base pay, annual incentive bonus, and long-term, equity-based incentive compensation in the form of stock options. Each component is established in light of individual and Company performance, comparable compensation programs in the Minneapolis/Saint Paul metropolitan area, equity among employees and cost effectiveness.

         BASE PAY. Base pay is designed to be competitive, although conservative, as compared to salary levels for equivalent positions at comparable companies in the Minneapolis/Saint Paul metropolitan area. The executive's actual salary within this competitive framework depends on the individual's performance, responsibilities, experience, leadership and potential future contribution. The base pay of the CEO and CFO are currently set by their employment agreements (See "Employment Agreements" below), with increases for the CEO determined by the Board upon recommendation of the Compensation Committee and increases for the CFO determined by the CEO and the Compensation Committee.

         ANNUAL INCENTIVE BONUS. In addition to base pay, the CEO and other principal executives may be eligible to receive an annual cash bonus based on criteria determined by the Board of Directors for the CEO and for other principal executives by the CEO and Compensation Committee. Bonus eligibility may range from 10% to 45% of base pay.

         LONG-TERM, EQUITY-BASED INCENTIVE COMPENSATION. The long-term, equity-based compensation program is tied directly to shareholder return. Under the current program, long-term incentive compensation consists of stock options that generally do not fully vest until after four years. Stock options are awarded with an exercise price equal to the fair market value of the Company's common shares on the date of grant. Accordingly, the executive is rewarded only if the shareholders receive the benefit of appreciation in the price of the Common Stock.

         Because long-term options vest over time, the Company periodically (generally once each year) grants new options to provide continuing incentives for future performance. The size of the previous grants and the number of options held are considered by the Compensation Committee, but are not entirely determinative of future grants. Each executive's annual grants are based upon the individual's performance, responsibilities, experience, leadership and potential future contribution and any other factors deemed relevant by the Committee. Stock option grants for the CEO and CFO are made by the Board of Directors upon recommendation of the Compensation Committee. Stock option grants for other principal executives are made by the CEO and Compensation Committee, including grants from a stock option pool subject to the discretion of the CEO within certain parameters.

         Stock options are designed to align the interests of the Company's executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and the shareholders' investment. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the executive to remain with the Company.

         BENEFITS. The Company also provides medical and insurance benefits to its executive officers, which are generally available to all Company employees. The Company has a 401(k) plan in which all qualified employees, including the executive officers, are eligible to participate. During 2004, the Company made aggregate matching contributions of approximately $270,000 to plans qualified under IRC Section 401(k).

         ANNUAL REVIEWS. Each year the Compensation Committee reviews its executive compensation polices and programs and determines what changes, if any, are appropriate for the following year. In addition, the Committee and Board of Directors review the individual performance of the CEO.

         COMPENSATION IN 2004. Jerry Noyce was employed as the Company's Chief Executive Officer in November 2000 pursuant to a written Employment Agreement. See "Employment Agreements." During 2004, the Board of Directors approved the recommendation of the Compensation Committee to increase Mr. Noyce's annual base salary by 3% to $245,192, and to grant Mr. Noyce options to purchase 80,000 shares of the Company's common stock, vesting over four years, with an exercise price equal to fair market value as of the date of grant. The Company did not pay a cash bonus to Mr. Noyce in fiscal year 2004. In April 2004, the Board of Directors, upon the recommendation of the Compensation Committee, approved a bonus program for Mr. Noyce for fiscal year 2004 pursuant to which Mr. Noyce has the opportunity to earn a bonus of up to 27% of his base pay upon achievement of certain revenue targets and a bonus of up to 18% of base pay based upon achievement of certain EBITDA targets.

         Wes Winnekins was employed as the Company's Chief Financial Officer in February 2001 pursuant to a written Employment Agreement. See "Employment Agreements." During 2004, Mr. Winnekins' annual base salary was increased by approximately 13.8%, to $150,000, and he was granted options to purchase 17,000 shares of the Company's common stock, vesting over four years, with an exercise price equal to fair market value as of the date of grant. The Company did not pay a cash bonus to Mr. Winnekins in fiscal year 2004.

                     MEMBERS OF THE COMPENSATION COMMITTEE:
                           Linda Hall Whitman (Chair)
                                James A. Bernards
                                 Rodney A. Young

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Chief Executive Officer and to the Company's other four most highly compensated executive officers who received compensation in excess of $100,000 during fiscal 2004 (such individuals referred to as the "named executive officers").

                                                                                 Long Term Compensation
                                                                                 ----------------------
                                             Annual Compensation                    Awards            Payouts
                                             -------------------                    ------            -------
                                                                           Restricted    Securities     LTIP      All Other
   Name and Principal      Fiscal                                             Stock      Underlying   Payouts   Compensation
        Position            Year     Salary ($)   Bonus ($)    Other ($)   Awards ($)     Options       ($)           ($)
        ---------           ----     ----------   ---------    ---------   ----------     -------     -------   ------------
Jerry V. Noyce,             2004      243,269         --      8,400(2)         --          80,000        --          --
President and Chief         2003      238,050       10,000    8,400            --         102,000        --          --
Executive Officer           2002      236,533         --      8,000            --          82,000        --          --

Wesley W. Winnekins,        2004      143,780         --          --           --          17,000        --          --
Chief Financial Officer     2003      131,159       15,000        --           --          27,000        --          --
                            2002      126,318         --          --           --          17,000        --          --

Jeanne C. Crawford, Vice    2004      128,895       8,766         --           --          35,000        --          --
President - Human           2003      123,311       20,230        --           --          25,000        --          --
Resources                   2002      113,421       10,692        --           --          15,000        --          --

Brian Gagne, Vice           2004      125,221       8,658      27,489(3)       --            --          --          --
President - Programs and
Partnerships (1)

Michael Seethaler,          2004      120,101       10,000        --           --            --          --          --
National Vice President
-Business Development (1)

------------------------

(1)      Such persons first became executive officers during fiscal 2004.

(2) Amount represents payments for a car allowance and country club membership. See "Employment Agreements - Jerry V. Noyce."

(3)      Amount represents payments for relocation expenses.


EMPLOYMENT AGREEMENTS

         JERRY V. NOYCE. In November 2000, the Company entered into an employment agreement with Jerry Noyce, the Company's President and Chief Executive Officer. Salary increases under the agreement are determined by the Compensation Committee. Mr. Noyce's current annual base salary under the agreement is $250,096. Mr. Noyce is also eligible to earn an annual bonus based on criteria set by the Board. Mr. Noyce also receives normal and customary employee benefits and fringe benefits, including a $500 per month car allowance and up to $200 per month for a country club membership. The agreement may be terminated by either party upon written notice to the other party. If Mr. Noyce is terminated without "cause," he will continue to receive his base salary for a period of 12 months following such termination. If the agreement is terminated by the Company because of a change of control, Mr. Noyce will receive his base salary for a period of 24 months following termination. If Mr. Noyce resigns as a result of a change of control because he will not be named chief executive officer of the new controlling entity, he will receive his base salary for a period of 12 months following termination.

         WESLEY W. WINNEKINS. The Company has an employment agreement with Wes Winnekins, the Company's Chief Financial Officer, which agreement was effective as of February 9, 2001 and continues for an indefinite term until terminated in accordance with the agreement. Mr. Winnekins' current annual base salary under his employment agreement is $162,000. Mr. Winnekins is also eligible to earn an annual bonus based on criteria set by the Company's CEO and approved by the Compensation Committee. The agreement may be terminated by either party upon written notice to the other party. If

Mr. Winnekins is terminated without "cause," he will continue to receive his base salary for a period of three months following such termination.

         JEANNE C. CRAWFORD. The Company has an employment agreement with Jeanne Crawford, Vice President - Human Resources, which agreement was effective as of March 1, 2003 and continues for an indefinite term until terminated in accordance with its terms. Ms. Crawford's current annual base salary under the agreement is $136,105. Ms. Crawford is also eligible to earn an annual bonus based on criteria set by the Company's CEO and approved by the Compensation Committee. The agreement may be terminated by either party upon written notice to the other party. If Ms. Crawford is terminated without "cause," she will continue to receive her base salary for a period of three months following such termination.

         BRIAN GAGNE. The Company has an employment agreement with Brian Gagne, Vice President - Programs and Partnerships, which agreement was effective as of December 8, 2003 and continues for an indefinite term until terminated in accordance with its terms. Mr. Gagne's current annual base salary under the agreement is $131,890. Mr. Gagne is also eligible to earn an annual bonus based on criteria set by the Company's CEO and approved by the Compensation Committee. The agreement may be terminated by either party upon written notice to the other party. If Mr. Gagne is terminated without "cause," he will continue to receive his base salary for a period of three months following such termination.

         MICHAEL SEETHALER. The Company has an employment agreement with Michael Seethaler, National Vice President - Business Development, which agreement was effective as of December 22, 2003 and continues for an indefinite term until terminated in accordance with its terms. Mr. Seethaler's current annual base salary under his employment agreement is $124,200. Mr. Seethaler is also eligible to earn an annual bonus based on criteria set by the Company's CEO and approved by the Compensation Committee. The agreement may be terminated by either party upon written notice to the other party. If Mr. Seethaler is terminated without "cause," he will continue to receive his base salary for a period of three months following such termination.

OPTION GRANTS DURING FISCAL YEAR 2004

         The following table sets forth information regarding stock options granted to the named executive officers during the fiscal year ended December 31, 2004. The Company has not granted stock appreciation rights:

                                                                                              POTENTIAL REALIZABLE
                                NUMBER OF        % OF TOTAL                                 VALUE AT ASSUMED ANNUAL
                               SECURITIES          OPTIONS       EXERCISE                     RATES OF STOCK PRICE
                               UNDERLYING        GRANTED TO      PRICE PER                     APPRECIATION FOR
                                 OPTIONS        EMPLOYEES IN       SHARE      EXPIRATION          OPTION TERM
  NAME                         GRANTED (#)       FISCAL YEAR       ($/SH)         DATE         5%($)        10%($)
--------                       ------------      ------------    ---------    ---------     ---------       -------
Jerry V. Noyce                 80,000 (1)            43%           $2.07       03/10/10       56,320        127,771

Wesley W. Winnekins            17,000 (1)            9%            $2.07       03/10/10       11,968         27,151

Jeanne C. Crawford             15,000 (1)            8%            $2.07       03/10/10       10,560         23,957

                               20,000 (1)            11%           $2.27       12/15/10       15,440         35,029
Brian Gagne                        --                --             --            --              --             --

Michael Seethaler                  --                --             --            --              --             --

----------
(1) Exercisable in four annual increments, each in the amount of 25% of the number of shares granted, commencing on the first anniversary of the date of grant.

AGGREGATED OPTION EXERCISES DURING FISCAL YEAR 2004 AND FISCAL YEAR END OPTION VALUES

         The following table provides information related to the number of options exercised during the last fiscal year and the number and value of options held at fiscal year end by the named executive officers.


                                SHARES                      NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                               ACQUIRED                    UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                             ON EXERCISE       VALUE         OPTIONS AT 12/31/04             12/31/04(1)
           NAME                  (#)         REALIZED     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
           ----              -----------     ---------    -------------------------   -------------------------
Jerry V. Noyce                    --            --            311,500 / 232,500          $763,205 / $450,550

Wesley W. Winnekins               --            --             88,250 / 70,250           $193,748 / $137,568

Jeanne C. Crawford                --            --             51,250 / 63,750            $120,238 / $95,013

Brian Gagne                       --            --             10,000 / 30,000            $16,500 / $49,500

Michael Seethaler                 --            --             10,000 / 30,000            $17,100 / $51,300

------------------------

(1) Value of exercisable/unexercisable in-the-money options is equal to the difference between the market price of the Common Stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing price as of December 31, 2004 on the OTC Bulletin Board was $2.90.

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock from December 31, 1999 through December 31, 2004, with the cumulative total return of the S&P 500 Index and the S&P 500 Consumer Discretionary Index. The comparison assumes $100 was invested on December 31, 1999 in the Company's Common Stock and in each of the foregoing indices, and assumes reinvestment of dividends.


                                                    Base                            Indexed Returns
                                                    Period                            Years Ending
                                                    ------                          ---------------
  Company/Index                                     Dec 99         Dec 00      Dec 01      Dec 02      Dec 03      Dec 04
  -------------                                     ------         ------      ------      ------      ------      ------
  HEALTH FITNESS CORPORATION                          $100          66.00      104.00      100.00      246.00      580.00
  S&P 500 INDEX                                       $100          90.90       80.09       62.39       80.29       89.03
  S&P 500 CONSUMER DISCRETIONARY                      $100          80.00       82.23       62.65       86.09       97.48

                         APPROVE 2005 STOCK OPTION PLAN
                  (AMENDED AND RESTATED 1995 STOCK OPTION PLAN)
                                  (PROPOSAL #2)

         The term of the 1995 Stock Option Plan (the "1995 Plan") ended on February 25, 2005; therefore, the Board of Directors amended and restated the 1995 Plan to be known as the 2005 Stock Option Plan (the "2005 Plan") effective as of February 26, 2005. The terms of the 2005 Plan are identical to the original terms of the 1995 Plan, except that the term of the plan has been extended to December 15, 2014. The 1995 Plan had 3,500,000 shares reserved for issuance, which number of shares is not being increased; therefore, there will continue to be 3,500,000 shares reserved under the 2005 Plan. As of April 25, 2005, there were outstanding options to purchase 2,073,175 shares of our Common Stock at prices ranging from $0.30 to $2.81, and there were 1,331,100 shares available for future grants under the 2005 Plan. Options to purchase an aggregate of 95,725 shares at prices ranging from $0.39 to $0.65 per share have been exercised under the 2005 Plan. The Board believes that the granting of options offers incentives to employees, officers, consultants, advisors and directors, which is an effective means to promote the future growth and development of the Company. In addition, option grants increase proprietary interest in our success, which enables the Company to attract and retain qualified personnel. The Board therefore recommends that all shareholders vote in favor of the approval of the 2005 Plan.

GENERAL

         A general description of the basic features of the 2005 Plan is presented below, but such description is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which may be obtained without charge upon written request to the Company's Chief Financial Officer.

DESCRIPTION OF THE 2005 STOCK OPTION PLAN

         PURPOSE. The purpose of the 2005 Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain persons of ability as employees, directors and consultants, by providing an incentive to such individuals through equity participation in the Company.

         TERM. Options may be granted under the 2005 Plan until December 15, 2014, or until such earlier date as the 2005 Plan is discontinued or terminated by the Board.

         ADMINISTRATION. The 2005 Plan is administered by the Board of Directors or by a Committee of the Board of Directors (the "Administrator"). The 2005 Plan gives broad powers to the Administrator to administer and interpret the 2005 Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

         ELIGIBILITY. All salaried employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the 2005 Plan. All salaried employees, non-employee directors and officers of, and consultants to, the Company or any subsidiary are eligible to receive nonqualified stock options. As of April 25, 2005, the Company had approximately thirty employees (of which nine are executive officers) and eight directors who are not employees.

         OPTIONS. When an option is granted under the 2005 Plan, the Administrator at its discretion specifies the option price, the type of option (either "incentive" or "nonqualified") to be granted, and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock and the option price of a nonqualified option may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The fair market value of the Company's Common Stock on April 25, 2005 was $2.60. The term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise are set by the Administrator, but the term of an incentive stock option may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then fair market value. Each stock option granted under the 2005 Plan is nontransferable during the lifetime of the optionee. Each outstanding option under the 2005 Plan may terminate earlier than its stated expiration date in the event of the optionee's termination of employment, directorship or other relationship with the Company.

         AMENDMENT. The Board of Directors may from time to time suspend or discontinue the 2005 Plan or revise or amend it in any respect; provided, the 2005 Plan may not, without the approval of the shareholders, be amended in any manner that will (a) materially increase the number of shares subject to the 2005 Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (b) materially modify the requirements for eligibility for participation in the 2005 Plan; (c) materially increase the benefits accruing to optionees under the 2005 Plan or (d) cause incentive stock options to fail to meet the requirements of the Internal Revenue Code.

         FEDERAL INCOME TAX CONSEQUENCES OF THE 2005 PLAN. Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the 2005 Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which options are exercised, equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment-related taxes on such ordinary income.

         Incentive stock options granted under the 2005 Plan are intended to qualify for favorable tax treatment under Code Section 422. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deductions upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

         2005 PLAN BENEFITS. The table below shows the total number of stock options that previously have been granted to the following individuals and groups under the 2005 Plan. The information below for each person and group reflects options that have been granted, and any currently outstanding options will continue to be outstanding regardless of whether shareholders approve the 2005 plan. The terms of the stock options included in the below information will not be affected by whether shareholders approve the 2005 plan.

                                                                                    Total Number of
         Name and Position/Group                                                   Options Received(1)
         -----------------------                                                   -------------------
         Jerry V. Noyce, President and CEO                                              584,000
         Wesley W. Winnekins, CFO                                                       168,500
         Jeanne C. Crawford, Vice President - Human Resources                           122,500
         Brian Gagne, Vice President - Programs and Partnerships                         55,000
         Michael Seethaler, National Vice President - Business Development               55,000
         Current Executive Officer as a Group (9 persons)                             1,310,000
         Current Directors who are not Executive Officers as a Group (8 persons)        365,000
         Current Employees who are not Executive Officers as a Group (21 persons)       203,175

----------
(1) This table reflects the total number of options granted under the Plan as of April 25, 2005. Because future grants of stock options under the Plan are subject to the discretion of the Committee, the future benefits that may be received by these individuals and groups under the Plan cannot be determined at this time.

VOTE REQUIRED

         The Board of Directors recommends that the shareholders approve the 2005 Stock Option Plan. Under applicable Minnesota law, approval of the 2005 Stock Option Plan requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the meeting with authority to vote on such matter provided that such majority must be greater than 25% of the Company's outstanding shares.

         The following table provides information as of December 31, 2004 about the Company's equity compensation plans.

                                                                                     NUMBER OF SECURITIES
                                  NUMBER OF SECURITIES                             REMAINING AVAILABLE FOR
                                    TO BE ISSUED UPON       WEIGHTED AVERAGE        FUTURE ISSUANCE UNDER
                                       EXERCISE OF          EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                  OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
                                   WARRANTS AND RIGHTS     WARRANTS AND RIGHTS     REFLECTED IN COLUMN (a))
                                 --------------------------------------------------------------------------
                                           (a)                     (b)                       (c)
       ----------------------------------------------------------------------------------------------------
       Equity compensation              1,921,550                 $1.06                  1,777,461(1)
       plans approved by
       security holders
       ----------------------------------------------------------------------------------------------------
       Equity compensation            1,415,320(2)                $0.48                       --
       plans not approved by
       security holders
       ----------------------------------------------------------------------------------------------------
       TOTAL                            3,336,870                 $0.82                   1,777,461
       ----------------------------------------------------------------------------------------------------

(1) Includes 271,361 shares of common stock available for issuance under the Company's Employee Stock Purchase Plan.

(2) Represents outstanding warrants to selling agents and consultants in consideration for services performed.

                            APPROVAL OF SELECTION OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                  (PROPOSAL #3)

         Grant Thornton LLP acted as the Company's independent registered public accounting firm for the fiscal years ended December 31, 2004, and has been selected by the Audit Committee to act as the Company's auditors for fiscal 2005. Although it is not required to do so, the Board wishes to submit the selection of Grant Thornton LLP to the shareholders for ratification. The Board, and in particular the Audit Committee, retains discretion at all times to select the Company's independent registered public accounting firm, notwithstanding ratification by the Company's shareholders. In the event the shareholders do not approve such selection, the Audit Committee will reconsider its selection. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         The ratification of Grant Thornton LLP as the independent registered public accounting firm for the Company requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting.

AUDIT FEES

         The following fees were paid to Grant Thornton LLP in fiscal years 2003 and 2004:

                                                      FY 2003                FY 2004
                                                     --------               --------
                Audit Fees                            $51,479               $117,753
                Audit-Related Fees                      6,565                  7,104
                Tax Fees                               38,849                 28,472
                All Other Fees                         16,705                 23,793
                                                     --------               --------
                                                     $113,598               $177,122
                                                     --------               --------

         Audit fees are for professional services rendered and expenses incurred for the audit of the Company's annual financial statements and review of financial statements included in our Forms 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

         Audit-related fees are primarily for services rendered and expenses incurred for the audit of the Company's 401K Employee Benefit Plan.

         Tax fees include fees for services provided and expenses incurred in connection with the preparation of federal and state tax returns, tax advice and tax planning.

         All other fees include fees for services provided and expenses incurred for non-audit related accounting services. The other fees paid in 2004 relate primarily to document review services provided in connection with the Company's 2003 acquisition of the Health & Fitness Services Division of Johnson & Johnson Health Care Systems Inc., as well as research services provided for miscellaneous accounting matters.

         Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company's independent auditors in order to assure that the provision of such services does not impair the auditor's independence. Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee. As such, the Audit Committee adopted a policy in February 2003 that states the Audit Committee is required to approve all audit and non-audit accounting-related services. The Audit Committee has pre-approved services to be requested from time to time by the Company's Chief

Executive Officer and Chief Financial Officer only on accounting matters that do not exceed $5,000 on any one occasion or $25,000 per year; provided that the Company's Chief Financial Officer must report to the Audit Committee on the provision of such services at the Audit Committee meeting held immediately thereafter.

         The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Grant Thornton LLP's independence and has determined that such services have not adversely affected Grant Thornton LLP's independence.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders ("Insiders") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based on a review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to Insiders were complied with, except that Mr. Musech and Bayview Capital Partners LP reported five transactions late on a Form 5 that was not timely filed.

                                 OTHER BUSINESS

         Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2006 Annual Meeting must be received by the Company by January 9, 2006 to be includable in the Company's proxy statement and related proxy for the 2005 Annual Meeting.

         Also, if a shareholder proposal intended to be presented at the 2006 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after March 25, 2006, then management named in the Company's proxy form for the 2006 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's materials.

                                    FORM 10-K

         A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO WESLEY W. WINNEKINS, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.


Dated: May 2, 2005
       Bloomington, Minnesota

                           HEALTH FITNESS CORPORATION

                             2005 STOCK OPTION PLAN

                      ARTICLE 1. ESTABLISHMENT AND PURPOSE

      1.1 Establishment. Health Fitness Corporation (the "Company") hereby establishes a plan providing for the grant of stock options to certain eligible employees, directors and consultants of the Company and its subsidiaries. This plan shall be known as the 2005 Stock Option Plan (the "Plan").

      1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain persons of ability as employees, directors and consultants, by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its long-term economic objectives.

                             ARTICLE 2. DEFINITIONS

      The following terms shall have the meanings set forth below, unless the context clearly otherwise requires:

      2.1 "Board" means the Board of Directors of the Company.

      2.2 "Change in Control" means an event described in Article 11 below.

      2.3 "Code" means the Internal Revenue Code of 1986, as amended.

      2.4 "Committee" means the entity administering the Plan, as provided in
Article 3 below.

      2.5 "Common Stock" means the common stock of the Company, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 below.

      2.6 "Disability" means the occurrence of an event which constitutes permanent and total disability within the meaning of Section 22(e)(3) of the Code.

      2.7 "Eligible Persons" means individuals who are (a) salaried employees (including, without limitation, officers and directors who are also employees) of the Company, (b) Non-Employee Directors, or (c) consultants to the Company.

      2.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      2.9 "Fair Market Value" means, with respect to the Common Stock, as of any date:

            (a) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the NASDAQ Stock Market, the mean between the reported high and low sale prices of the Common Stock on such exchange or by the NASDAQ Stock Market as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or

            (b) if the Common Stock is not listed or admitted to unlisted trading privileges or reported on the Nasdaq Stock Market, and bid and asked prices therefor in the over-the-counter market are reported by the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as reported by the National Quotation Bureau, Inc. (or a comparable reporting service); or

            (c) if the Common Stock is not listed or admitted to unlisted trading privileges, or reported on the NASDAQ Stock Market, and bid and asked prices are not reported, the price that the Committee determines in good faith in the exercise of its reasonable discretion. The Committee's determination as to the current value of the Common Stock shall be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Optionees and their respective successors-in-interest. No member of the Board or the Committee shall be liable for any determination regarding current value of the Common Stock that is made in good faith.

      2.10 "Incentive Stock Option" means a right to purchase Common Stock granted to an Optionee pursuant to Section 6.5 of the Plan that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

      2.11 "Non-Employee Director" means any member of the Board who is not an employee of the Company or any Subsidiary.

      2.12 "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Optionee pursuant to Section 6.5 of the Plan that does not qualify as an Incentive Stock Option.

      2.13 "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

      2.14 "Optionee" means an Eligible Person who receives one or more Incentive Stock Options or Non-Statutory Stock Options under the Plan.

      2.15 "Person" means any individual, corporation, partnership, group, association or other "person" (as such term is used in Section 14(d) of the Exchange Act), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan sponsored by the Company.

      2.16 "Retirement" means the retirement of an Optionee pursuant to and in accordance with the regular retirement plan or practice of the Company or the Subsidiary employing the Optionee.

      2.17 "Securities Act" means the Securities Act of 1933, as amended.

      2.18 "Subsidiary" means any corporation that is a subsidiary corporation of the Company (within the meaning of Section 424(f) of the Code).

      2.19 "Tax Date" means a date defined in Section 6.4(e) or Section 6.5(c) of the Plan.

                         ARTICLE 3. PLAN ADMINISTRATION

      The Plan shall be administered by the Board or by a Committee of the Board consisting of two or more directors who shall be appointed by and serve at the pleasure of the Board. As long as the Company's securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a 'Non-Employee Director.' For purposes of this paragraph, 'Non-Employee Director' shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. Members of a Committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of its members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of the Committee may be taken without a meeting if unanimous written consent thereto is given. Copies of minutes of the Committee's meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company. As used in this Plan, the term "Committee" will refer either to the Board or to such a Committee, if established.

      In accordance with the provisions of the Plan, the Committee shall select the Optionees from Eligible Persons; shall determine the number of shares of Common Stock to be subject to Options granted pursuant to the Plan, the time at which such Options are granted, the Option exercise price, Option period and the manner in which each such Option vests or becomes exercisable; and shall fix such other provisions of such Options as the Committee may deem necessary or desirable and as consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Optionees which shall evidence the particular terms, conditions, rights and duties of the Company and the Optionees under Options granted pursuant to the Plan. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. With the consent of the Optionee affected thereby, the Committee may amend or modify the terms of any outstanding Incentive Stock Option or Non-Statutory Stock Option in any manner, provided that the amended or modified terms are permitted by the Plan as then in effect. Without limiting the generality of the foregoing sentence, the Committee may, with the consent of the Optionee affected thereby, modify the exercise price, number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Option, extend, renew or accept the surrender of any outstanding Option to the extent not previously exercised, and the Committee may authorize the grant of new Options in substitution therefor to the extent not previously exercised.

      Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan shall be conclusive and binding for all purposes and on all persons, including, without limitation, the Company and its Subsidiaries, the shareholders of the Company, the Committee and each of the members thereof, the directors, officers and employees of the Company and its Subsidiaries, and the Optionees and their respective successors in interest. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

                      ARTICLE 4. SHARES SUBJECT TO THE PLAN

      4.1 Number. The maximum number of shares of Common Stock that shall be reserved for issuance under the Plan shall be Two Million (3,500,000), subject to adjustment upon changes in the capitalization of the Company as provided in
Section 4.3 below. Shares of Common Stock that may be issued upon exercise of Options shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan.

      4.2 Unused Stock. Any shares of Common Stock that are subject to an Option (or any portion thereof) that lapses, expires or for any reason is terminated unexercised shall automatically again become available for use under the Plan.

      4.3 Change in Shares, Adjustments, Etc. If the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make appropriate adjustment as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of the rights of Optionees, the number and kind of securities subject to outstanding Options. Any such adjustment in any outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option. However, no change shall be made in the terms of any outstanding Incentive Stock Options as a result of any such change in the corporate structure or shares of the Company, without the consent of the Optionee affected thereby, that would disqualify that Incentive Stock Option from treatment under Section 422 of the Code or would be considered a modification, extension or renewal of an option under Section 424(h)of the code.

                             ARTICLE 5. ELIGIBILITY

      Incentive Stock Options or Non-Statutory Stock Options shall be granted only to those Eligible Persons who, in the judgment of the Committee, are performing, or during the term of an Option, will perform, vital services in the management, operation and development of the Company or a Subsidiary, and significantly contribute or are expected to significantly contribute to the achievement of long-term corporate economic objectives. Optionees may be granted from time to time one or more Incentive Stock Options and/or Non-Statutory Stock Options under the Plan, in any case as may be determined by the Committee in its sole discretion. The number, type, terms and conditions of Options granted to various Eligible Persons need not be uniform, consistent or in accordance with any plan, whether or not such Eligible Persons are similarly situated. The Committee may grant both an Incentive Stock Option and a Non-Statutory Stock Option to the same Optionee at the same time or at different times. Incentive Stock Options and Non-Statutory Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Common Stock for which any other Option may be exercised. Upon determination by the Committee that an Option is to be granted to an Optionee, written notice shall be given such person specifying such terms, conditions, rights and duties related thereto. Each Optionee shall enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying the terms, conditions, rights and duties of Incentive Stock Options and Non-Statutory Stock Options granted under the Plan. Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of the related agreement with the Optionee.

                        ARTICLE 6. DURATION AND EXERCISE

      6.1 Manner of Option Exercise. An Option may be exercised by an Optionee in whole or in part from time to time, subject to the conditions contained herein and in the agreement evidencing such Option, by delivery, in person or through certified or registered mail, or written notice of exercise to the Company at its principal executive office (Attention: Secretary), and by paying in full the total Option exercise price for the shares of Common Stock purchased in accordance with Section 6.3. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. Subject to Section 9.1, the exercise of the Option shall be deemed effective upon receipt of such notice and payment. As soon as practicable after the effective exercise of the Option, the Company shall record on the stock transfer books of the Company the ownership of the shares purchased in the name of the Optionee, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

      6.2 Method of Payment of Option Exercise Price. At the time of the exercise of an Incentive Stock Option or a Non-Statutory Stock Option, the Optionee may determine whether the total purchase price of the shares to be purchased shall be paid solely in cash or by transfer from the Optionee to the Company of previously acquired shares of Common Stock, or by a combination thereof. In the event the Optionee elects to pay the purchase price in whole or in part with previously acquired shares of Common Stock, the value of such shares shall be equal to their Fair Market Value on the date of exercise. The Committee may reject an Optionee's election to pay all or part of the purchase price with previously acquired shares of Common Stock and require such purchase price to be paid entirely in cash if, in the sole discretion of the Committee, payment in previously acquired shares would cause the Company to be required to recognize a charge to earnings in connection therewith. For purposes of this Section 6.2, "previously acquired shares" shall include both shares of Common Stock that are already owned by the Optionee at the time of exercise and shares of Common Stock that are to be acquired pursuant to the exercise of the Option concerned. In its sole discretion, the Committee may determine either at the time of grant or exercise of an Incentive Stock Option or a Non-Statutory Stock Option, to permit a Optionee to pay all or any portion of the purchase price by deliver of a promissory note in form and substance acceptable to the Committee.

      6.3 Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the Optionee shall have become the holder of record of such shares, and no adjustment shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Optionee becomes the holder of record except as the Committee may determine pursuant to Section 4.3.

      6.4 Incentive Stock Options.

            (a) Incentive Stock Option Exercise Price. The per share price to be paid by the Optionee at the time an Incentive Stock Option is exercised will be determined by the Committee, but shall not be less than (i) 100% of the Fair Market Value of one share of Common Stock on the date the Option is granted, or (ii) 110% of the Fair Market Value of one share of Common Stock on the date the Option is granted if, at that time the Option is granted, the Optionee owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code).

            (b) Aggregate Limitation of Stock Subject to Incentive Stock Options. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and any other incentive stock option plans of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code)) shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time; provided, however, that if the exercisability or vesting of an Incentive Stock Option is accelerated as permitted under the provisions of this Plan and such acceleration would result in a violation of the limit imposed by this
      Section 6.4(b), such acceleration shall be of full force and effect but the number of shares of Common Stock which exceed such limit shall be treated as having been granted pursuant to a Non-Statutory Stock Option; and provided, further, that the limits imposed by this Section 6.4(b) shall be applied to all outstanding Incentive Stock Options (under this Plan and any other incentive stock option plans of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code)) in chronological order according to the dates of grant.

            (c) Duration of Incentive Stock Options. The period during which an Incentive Stock Option may be exercised shall be fixed by the Committee at the time such Option is granted, but in no event shall such period exceed ten years from the date the Option is granted or, in the case of any Optionee that owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code), five years from the date the Incentive Stock Option is granted. An Incentive Stock Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Committee at the time the Option is granted. Upon the completion of its exercise period, an Incentive Stock Option, to the extent not then exercised, shall expire. Except as otherwise provided in Article 7 or 11, all Incentive Stock Options granted to an Optionee hereunder shall terminate and may no longer be exercised if the Optionee ceases to be an employee of the Company and all Subsidiaries or if the Optionee is an employee of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues as an employee of the Company or another Subsidiary).

            (d) Disposition of Common Stock Acquired Pursuant to the Exercise of Incentive Stock Options. Prior to making a disposition (as defined in Section 424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan before the expiration of two years after the date on which the Option was granted or before the expiration of one year after the date on which such shares of Common Stock were transferred to the Optionee pursuant to exercise of the Option, the Optionee shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request. The right of an Optionee to make any such disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to such disposition. The Committee shall have the right, in its sole discretion, to endorse the certificates representing such shares with a legend restricting transfer and to cause a stop transfer order to be entered with the Company's transfer agent until such time as the Company receives the amounts necessary to satisfy such withholding requirements or until the later of the expiration of two years from the date the Option was granted or one year from the date on which such shares were transferred to the Optionee pursuant to the exercise of the Option.

            (e) Withholding Taxes. The Company shall be entitled to withhold and deduct from future wages of the Optionee all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Optionee's exercise of an Incentive Stock Option or a "disqualifying disposition" of shares acquired through the exercise of an Incentive Stock Option as defined in Code

      Section 421(b). In the event the Optionee is required to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Committee may, in its discretion and pursuant to such rules as it may adopt, permit the Optionee to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Optionee as a result of the exercise of the Incentive Stock Option, or by electing to deliver to the Company already-owned shares of Common Stock, in either case having a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise or disqualifying disposition. In no event may the Company withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Optionee's election to have shares withheld or to deliver already-owned shares of Common Stock shall be irrevocable and shall be made on or before the date the Incentive Stock Option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law (the "Tax Date"). Such election shall be subject to approval by the Committee and shall otherwise comply with such rules as the Committee may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable. If shares of Common Stock are issued to the Optionee prior to the Tax Date and Optionee elects to have shares withheld, the Optionee shall agree in writing to surrender that number of shares on the Tax Date having an aggregate Fair Market Value equal to such minimum required tax withholding.

      6.5 Non-Statutory Stock Options.

            (a) Option Exercise Price. The per share price to be paid by the Optionee at the time a Non-Statutory Stock Option is exercised will be determined by the Committee, but shall not be less than 85% of the Fair Market Value of one share of Common Stock on the date the Option is granted.

            (b) Duration of Non-Statutory Stock Options. The period during which a Non-Statutory Stock Option may be exercised shall be fixed by the Committee at the time such Option is granted, but in no event shall such period exceed 10 years and one month from the date the Option is granted. A Non-Statutory Stock Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Committee at the time the Option is granted. Upon the completion of its exercise period, a Non-Statutory Stock Option, to the extent not then exercised, shall expire. Except as otherwise provided in Articles 7 or 11, all Non-Statutory Stock Options granted hereunder to an Optionee who is an employee of the Company or any Subsidiaries shall terminate and may no longer be exercised if the Optionee ceases to be an employee of the Company or a Subsidiary or if the Optionee is an employee of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues as an employee of the Company or another Subsidiary). A Non-Statutory Stock Option granted hereunder to an Optionee who is not an employee of the

      Company or a Subsidiary will terminate as determined by the Committee at the time of grant.

            (c) Withholding Taxes.

                  (i) The Company is entitled to (aa) withhold and deduct from future wages of the Optionee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to the Optionee's exercise of a Non-Statutory Stock Option or otherwise incurred with respect to the Option, or (bb) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise or the Option.

                  (ii) The Committee may, in its discretion and pursuant to such rules as it may adopt, permit the Optionee to satisfy any withholding tax obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Optionee as a result of the exercise of the Nonqualified Stock Option, or by electing to deliver to the Company already-owned shares of Common Stock, in either case having a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise. In no event may the Company withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Optionee's election to have shares withheld or to deliver already-owned shares of Common Stock shall be irrevocable and shall be made on or before the date the Nonqualified Stock Option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law (the "Tax Date"). Such election shall be subject to approval by the Committee and shall otherwise comply with such rules as the Committee may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable. If shares of Common Stock are issued to the Optionee prior to the Tax Date and Optionee elects to have shares withheld, the Optionee shall agree in writing to surrender that number of shares on the Tax Date having an aggregate Fair Market Value equal to such minimum required tax withholding.

    ARTICLE 7. EFFECT OF TERMINATION OF EMPLOYMENT ON OPTIONS

      7.1 Termination of Employment or Other Service Due to Death, Disability or Retirement. In the event an Optionee's employment or other service is terminated with the Company and all Subsidiaries by reason of his death, Disability or Retirement, all outstanding Incentive Stock Options and Non-Statutory Stock Options then held by the Optionee shall become immediately exercisable in full and remain exercisable for a period of three months in the case of Retirement and one year in the case of death or Disability, provided, however, that an exercise may not occur after the expiration date thereof in any event. The Company shall undertake to use its best efforts to notify the Optionee or his heirs or representatives, as the case may be, of the last date by which Options may be exercised pursuant to this Section 7.1, at least thirty (30) days in the case of Retirement and at least sixty (60) days in the case of death or Disability, prior to such date.

      7.2 Termination of Employment or Other Service for Reasons Other than Death, Disability or Retirement.

            (a) Except as otherwise provided in Article 11 or as otherwise determined by the Committee at the time of grant of an Incentive Stock Option, in the event an Optionee's employment or other service is terminated with the Company and all Subsidiaries for any reason other than his death, Disability or Retirement, each Incentive Stock Option then held by the Optionee shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of such termination of employment and (ii) the expiration date of such Incentive Stock Option. In such period following termination of employment, the Incentive Stock Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination of employment but had not previously been exercised. To the extent an Incentive Stock Option is not exercisable on the date of termination of employment or if the Optionee does not exercise the Option within the time specified in this subsection (a), all rights of the Optionee under the Plan and such Incentive Stock Option shall terminate.

            (b) Except as otherwise provided in Article 11 and subsection (c) below, in the event an Optionee's employment or other service is terminated with the Company and all Subsidiaries for any reason other than his death, Disability or Retirement no Non-Statutory Stock Option then held by the Optionee shall thereafter be exercisable.

            (c) Notwithstanding the provisions of subsection (b) above, upon an Optionee's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised before or following such termination), cause Non-Statutory Stock Options then held by such Optionee to become exercisable and to remain exercisable following such termination of employment or other service in the manner determined by the Committee; provided, however, that no Option shall be exercisable after the expiration date thereof in any event.

      7.3 Date of Termination. For purposes of the Plan, an Optionee's employment or other service shall be deemed to have terminated on the date that the Optionee ceases to perform services for the Company or the last day of the pay period covered by the Optionee's final paycheck, as the case may be. Notwithstanding the foregoing, the employee Optionee shall not be deemed to have ceased to be an employee for purposes of the Plan until the later of the 91st day of any bona fide leave of absence approved by the Company or a Subsidiary for the Optionee (including, without limitation any layoff) or the expiration of the period of any bona fide leave of absence approved by the Company or a Subsidiary for the Optionee (including without limitation any layoff) during which the Optionee's right to reemployment is guaranteed either by statute or contract.

                    ARTICLE 8. RIGHTS OF EMPLOYEES; OPTIONEES

      8.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of any Eligible Person or Optionee at any time, nor confer upon any Eligible Person or Optionee any right to continue in the employ of the Company or any Subsidiary.

      8.2 Nontransferability. No right or interest of any Optionee in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of an Optionee's death, an Optionee's rights and interest in any Options shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options (to the extent permitted pursuant to Section 7.1) may be made by, the Optionee's legal representatives, heirs or legatees. If in the opinion of the Committee an Optionee holding any Option is disabled from caring for his or her affairs because of mental condition, physical condition or age, any payments due the Optionee may be made to, and any rights of the Optionee under the Plan shall be exercised by, such Optionee's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

      8.3 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be an addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

               ARTICLE 9. SHARE ISSUANCE AND TRANSFER RESTRICTIONS

      9.1 Share Issuances. Notwithstanding any other provision of the Plan or any agreements entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares of Common Stock under this Plan (and an Option shall not be considered to be exercised, notwithstanding the tender by the Optionee of any consideration therefor), unless and until each of the following conditions has been fulfilled:

            (a) (i) there shall be in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws if the Committee, in its sole discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement; or (ii) if the Committee has determined not to so register the shares of Common Stock to be issued under the Plan, (A) exemptions from registration under the Securities Act and applicable state securities laws shall be available for such issuance (as determined by counsel to the Company) and (B) there shall have been received from the Optionee (or, in the event of death or disability, the

      Optionee's heir(s) or legal representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and

            (b) there shall have been obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its sole discretion upon the advice of counsel, deem necessary or advisable.

      9.2 Share Transfer. Shares of Common Stock issued pursuant to the exercise of Options granted under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of (whether voluntarily or involuntarily) except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreements requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

      9.3 Legends. Unless a registration statement under the Securities Act is in effect with respect to the issuance or transfer of shares of Common Stock issued under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

    ARTICLE 10. PLAN AMENDMENT, MODIFICATION AND TERMINATION

      The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Stock Options and Non-Statutory Stock Options under the Plan shall conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the best interests of the Company; provided, however, that no amendment shall, either directly or indirectly, (a) materially increase the total number of shares of Common Stock as to which Options may be granted under the Plan, except as provided in Section 4.3 of the Plan; (b) materially increase the benefits accruing to Optionees under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan without the approval of the shareholders, but only if such approval is required for compliance with the requirements of any applicable law or regulation; and provided, further, that the Plan may not, without the approval of the shareholders, be amended in any manner that will cause Incentive Stock Options to fail to meet the requirements of Internal Revenue Code Section 422. No termination, suspension or amendment of the Plan shall alter or impair any outstanding Option without the consent of the Optionee affected thereby; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 4.3.

                          ARTICLE 11. CHANGE IN CONTROL

      If, during the term of an Option, (i) the Company merges or consolidates with any other corporation and is not the surviving corporation after such merger or consolidation; (ii) the Company transfers all or substantially all of its business and assets to any other person; or (iii) more than 50% of the Company's outstanding voting shares are purchased by any other person, the Committee may, in its sole discretion, provide for the acceleration of the right to exercise the option prior to the anticipated effective date of any of the foregoing transactions or take any other action as it may deem appropriate to further the purposes of this Plan or protect the interests of the Optionee.

                     ARTICLE 12. EFFECTIVE DATE OF THE PLAN

      12.1 Effective Date. The Plan is effective as of February 26, 2005, subject to the approval of the shareholders within 12 months. If shareholder approval is not obtained within such 12-month period, any Incentive Stock Option previously granted under this Plan shall be deemed to be a Non-Statutory Stock Option.

      12.2 Duration of the Plan. The Plan shall terminate at midnight on December 14, 2014, and may be terminated prior thereto by Board action, and no Options shall be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

                            ARTICLE 13. MISCELLANEOUS

      13.1 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Minnesota with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.

      13.2 Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender in the Plan shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

      13.3 Construction. Wherever possible, each provision of this Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Plan shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Plan.

      13.4 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including, without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company's obligations under the Plan.

      13.5 Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to the Plan, any agreement evidencing an Option and any other notices or agreements in connection therewith, including, without limitation, any notice of exercise of an Option, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of shares of Common Stock and shall remain in full force and effect.

                           HEALTH FITNESS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                              Tuesday, June 7, 2005
                                    3:30 p.m.
                          3600 American Boulevard West
                          Bloomington, Minnesota 55431


HEALTH FITNESS CORPORATION
3600 AMERICAN BOULEVARD WEST, BLOOMINGTON, MN 55431
                                                                           PROXY

--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JUNE 7, 2005.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

The undersigned hereby appoints JOHN C. PENN, JAMES A. BERNARDS and MARK W. SHEFFERT, and each of them, individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of capital stock of Health Fitness Corporation registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company's corporate offices, 3600 American Boulevard West, Bloomington, Minnesota, at 3:30 p.m. (Minneapolis time) on June 7, 2005, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.


1.  Elect directors:  1 - James A. Bernards       5 - Mark W. Sheffert        [ ] Vote FOR               [ ] Vote WITHHELD
                      2 - K. James Ehlen, M.D.    6 - Linda Hall Whitman          all nominees               from all nominees
                      3 - Jerry V. Noyce          7 - Rodney A. Young             (except as marked)
                      4 - John C. Penn            8 - Cary Musech
                                                  9 - Robert J. Marzec

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED
NOMINEE, WRITE THE NUMBER(s) OF THE NOMINEE(s) IN THE BOX PROVIDED
TO THE RIGHT).

2.  Approve the 2005 Stock Option Plan.                                       [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

2.  Ratify selection of Grant Thornton LLP as independent auditors.           [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

3. In their discretion, upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.


    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION
    IS GIVEN WILL BE VOTED FOR EACH PROPOSAL.


    Address Change?  Mark Box  [ ]                            Date
                                                                   -------------------------------------------------
    Indicate changes below:

                                                              ------------------------------------------------------
                                                              Signature(s) in Box

                                                              PLEASE DATE AND SIGN ABOVE exactly as
                                                              name appears at the left indicating,
                                                              where appropriate, official position
                                                              or representative capacity. For stock
                                                              held in joint tenancy, each joint
                                                              tenant should sign.